Exhibit 10.2
AMENDMENT TO EMPLOYMENT AGREEMENT
1. Xenonics Holdings, Inc. (the “Company”) and Jeffrey Kennedy (“Kennedy”) hereby agree that this Amendment amends Section 1 of the Employment Agreement dated as of January 1, 2003, between the Company and Kennedy (the “Employment Agreement”).
2. Section 1 of the Employment Agreement is hereby amended to read in full as follows:
“1. Term of Employment
Subject to the provisions of Section 10 below, the Company shall employ the Executive, and the Executive shall serve the Company in the capacity of President for a term commencing as of January 1, 2003 and ending that date which is 30 days after either party provides the other party with written notice of termination, except that, in the event that the Company terminates Kennedy without cause, the term shall end on that date which is 36 months after the date the Company provides Kennedy with written notice of termination (the “Term of Employment).”
3. Except for the foregoing, the Employment Agreement shall remain unchanged and in full force and effect.

Dated: December 16, 2010	XENONICS HOLDINGS, INC.
	By:	/s/ Jeffrey Kennedy